                                                                     Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

NOT EXERCISABLE PRIOR TO ___________ __, 1998. VOID AFTER 5:00 P.M., NEW YORK TIME, __________ __, 2002.



UW-002                        One Hundred Thousand (100,000) WARRANTS


                                UNDERWRITER'S WARRANT

                                Dated:         , 1997



          THIS CERTIFIES THAT in consideration of $10.00 duly paid Sharpe Capital, Inc. ("Sharpe") and Aegis Capital Corp. ("Aegis") (collectively Sharpe and Aegis referred to as the "Underwriter") or its registered assigns (_____________ being such a registered assign, a "Holder") is the owner of this Warrant (the "Underwriter's Warrant") to purchase from INTERCORP EXCELLE INC., a Canadian corporation (the "Company"), during the period and at the prices hereinafter specified, up to 100,000 shares (the "Shares"), of the Company's common stock, no par value per share (the "Common Stock") and up to 100,000 Common Stock purchase warrants (the "Warrants" and collectively the Warrants and the Shares are hereinafter referred to as the "Securities"). This Underwriter's Warrant is issued pursuant to an Underwriting Agreement dated __________ __, 1997, between the Company and the Underwriter in connection with a public offering (the "Public Offering") through the Underwriter of (i) 1,000,000 shares of Common Stock and 1,000,000 Warrants and (ii) pursuant to the Underwriter's Over Allotment Option (the "Over-Allotment Option") up to an additional 150,000 shares of Common Stock and 150,000 Warrants (the "Public Securities"). The Shares and Warrants issuable pursuant to the Underwriter's Warrant shall have the same terms and conditions as the shares of Common Stock and the Warrants making up the

Public Securities, as described under the caption "Description of Securities" in the Company's Registration Statement on Form SB-2, File No. 333-____, as amended, (the "Registration Statement"), except that the Holder shall have registration rights under the Securities Act of 1933 (the "Act"), for the Underwriter's Warrant, the Shares and Warrants.

     1. The rights represented by this Underwriter's Warrant shall be exercisable at the prices and during the period specified below, upon the terms and subject to the conditions set forth herein:

          (a) During the period from the date hereof to ________ ___, 1997, 12 months from the effective date of the Registration Statement (the "Effective Date") inclusive, the Holder shall have no right to purchase any Securities hereunder.

          (b)  Between __________ __, 1998 and __________ __, 2002, four years from the effective date (the "Expiration Date") inclusive, the Holder shall have the option to purchase the Shares and the Warrants hereunder at a price of $8.25 per Share and $0.165 per Warrant, respectively, the purchase price of the Shares and the Warrants being 165% above the public offering prices of the Public Securities, subject to adjustment as provided in paragraph 8 hereof.

          (c) After the Expiration Date, the Holder shall have no right to purchase any Securities hereunder and this Underwriter's Warrant shall expire at 5:00 P.M. on such date.

     2. (a) The rights represented by this Underwriter's Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of this Underwriter's Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price then in effect for the number of Securities specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. This Underwriter's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Underwriter's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the holder or holders of record of such Securities at that time and date. Certificates representing the Securities so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Underwriter's Warrant shall have been so exercised.

          (b) Notwithstanding anything to the contrary contained in subparagraph (a) of paragraph 2, the Holder may elect to exercise this Underwriter's Warrant in whole or in part by receiving Shares and/or Warrants equal to the value (as determined below) of this Underwriter's Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares and/or Warrants computed using the following formula:

               X = Y(A-B)
               ----------
                    A

Where:         X =  the number of Shares and/or Warrants to be issued to the
                    Holder;

               Y = the number of Shares and/or Warrants to be exercised under this Underwriter's Warrant;

               A = the current fair market value of one share of Common Stock and/or one Warrant (calculated as described below); and

               B = the Share Exercise Price and/or the Warrant Exercise Price, as the case may be.

          As used herein, the current fair market value of one share of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq Stock Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Underwriter's Warrant is given or
(y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Underwriter's Warrant is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq Stock Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     The current fair market value of one Warrant shall be determined in a like manner, with reference to the prices per Warrant.

     3. The Underwriter's Warrant shall not be transferred, sold, assigned, pledged or hypothecated (other than by will or pursuant to the laws of descent and distribution) for a period of one year commencing on __________ ___, 1997, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer, director, shareholder, employee or partner of the Underwriter or to any member of the selling group and/or the officers, directors, shareholders, employees or partners thereof during such period. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering this Underwriter's Warrant for cancellation, together with the duly executed form of assignment, at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by a duly authorized officer, agent, member or other representative, as the case may be, of the Holder), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder a new Underwriter's Warrant or Underwriter's Warrants of like tenor and representing in the aggregate rights to purchase the same number of Securities as are purchasable hereunder.

     4. The Company covenants and agrees that all Shares issuable upon exercise of this Underwriter's Warrants and all Common Stock issuable upon exercise of the Warrants underlying this Underwriter's Warrants (the "Warrant Shares") will, upon issuance thereof and receipt by the Company of payment of the purchase price therefor in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the period within which the Underwriter's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Underwriter's Warrant and the Warrants included therein.

     5. The Underwriter's Warrant shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

     6. (a)(i) During the period of seven years from the Effective Date the Company shall advise the Holder, whether the Holder holds this Underwriter's Warrant or has exercised this Underwriter's Warrant and holds Shares, Warrants or Warrant Shares, by written notice at least thirty days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act, covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (including a Form S-3 related to a Form S-8) and will, for a period of seven years from the Effective Date, upon the request of the Holder made during such seven year period, and subject to subparagraph 6(a)(ii), include in any such post-effective amendment or new registration statement such information as may be required to permit a public offering of this Underwriter's Warrant, the Shares, the Warrant Shares and the Warrants (collectively, the

"Registerable Securities"); provided that this paragraph 6(a) shall not apply to any registration statement filed pursuant to paragraph 6(b) hereof; and provided, further, that, notwithstanding the foregoing, the Holder shall have no right to include any Registerable Securities in any new registration statement or post-effective amendment thereto unless as of the effective date thereof, the Registration Statement (as it may hereafter be amended or supplemented) or any new registration statement under which the Registerable Securities are registered shall have ceased to be effective or as the prospectus contained therein shall have ceased to be current. The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registerable Securities, use its best efforts to register and qualify any of the Registerable Securities for sale in such states as the Holder designates, and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registerable Securities, all at no expense to the Holder or the Underwriter, and furnish indemnification in the manner provided in paragraph 7 hereof; provided, that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Holder shall furnish information and indemnification as set forth in Paragraph 7. The Company shall continue to advise the Holders of the Registerable Securities of its intention to file a registration statement or amendment pursuant to this Paragraph 5(a) until the earliest of (i) seven years from the Effective Date;
(ii) such time as all of the Registerable Securities have been registered and publicly sold under the Act; or (iii) such time as in the opinion of legal counsel to the Company, which counsel shall be reasonably acceptable to the Holder, the Registerable Securities may be offered and sold by the holders thereof without being registered under the Act and any applicable state securities laws and such securities, upon receipt by the purchasers thereof pursuant to such sale, will not constitute "restricted securities" as such term is defined in Rule 144 under the Act.

               (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph 6(a)(i). If the underwriters or managing underwriter thereof determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all of the Registerable Securities from such registration (the "Excluded Registerable Securities"); provided, however, that no other security-holder may include any such securities in such Registration Statement if any of the Registerable Securities have been excluded from such registration; and further provided that the Company will file a new Registration Statement covering the Excluded Registerable Securities, at the Company's expense, within six months after the completion of such underwritten offering.

          (b) On any one occasion only, if any 50.1% Holder (as defined below) shall give notice to the Company at any time during the three year period beginning one year from the Effective Date to the effect that such Holder desires to register under the Act any or all of the Registerable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registerable Securities will be involved (and the Registration Statement or any new registration statement under which such Registerable Securities are registered shall have ceased to be effective or the Prospectus contained therein shall have ceased to be current), then the Company will promptly, but no later than 60 days after receipt of such notice at the Company's option , file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, so that such designated Registerable
Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order), provided, that such 50.1% Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. Inclusive of this demand right shall be that the 50.1% Holder may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act, inclusive of the right granted by subparagraph 6(a) on one occasion only during the six-year period beginning one year from the effective date of the Registration Statement (the "Effective Date"). The 50.1% Holder may, at its option, request the registration of the Underwriter's Warrant and/or any of the securities underlying the Underwriter's Warrant in a registration statement made by the Company as contemplated by subparagraph 6(a) or in connection with a request made pursuant to this subparagraph 6(b) prior to acquisition of the shares of Common Stock and/or Redeemable Warrants issuable upon exercise of the Underwriter's Warrant. The 50.1% Holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Underwriter's Warrant, or separately as to the Common Stock and/or Warrants issuable upon the exercise of the Underwriter's Warrant, and such registration rights may be exercised by the 50.1% Holder prior to or subsequent to the exercise of this Underwriter's Warrant.

     Within ten days after receiving any such notice pursuant to this subparagraph 6(b), the Company shall give notice to any other Holder of the Underwriter's Warrant or Registerable Securities, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the Registerable Securities held by the other Holder, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the post-effective amendment or new registration statement shall be borne by the Company, except that the Holder(s) shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the Registerable Securities sold by them. The Company will maintain such registration statement or post-effective amendment current under the Act for a period of at least nine months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof. The Company shall provide the Holder(s) with
(x) prospectuses, in such quantities as the Holder(s) may request in order to facilitate the public sale or other disposition of the Registerable Securities,
(y) use its best efforts to register and qualify any of the Registerable Securities for sale in such states as Holder(s) designate (z), indemnification in the manner provided in paragraph 7 hereof. The Company shall also deliver promptly to the Holder, if requested, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as the Holder shall reasonably request.

          (c) The term "50.1% Holder" as used in this paragraph 6 shall mean the Holder(s) of at least 50.1% of this Underwriter's Warrant, the Shares, Warrants or Warrant Shares and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of Shares held by such owner or owners as well as the number of shares of Common Stock then issuable upon exercise of the Underwriter's Warrant and the Warrants.

          (d) If at any time prior to the effectiveness of the registration statement filed in connection with an offering pursuant to this paragraph 6(b) the 50.1% Holder shall determine not to proceed with the registration, upon notice to the Company and the payment to the Company by the 50.1% Holder of the Company's expenses, if any, theretofore incurred in connection with the registration statement, the 50.1% Holder may terminate its participation in the offering, and the registration statement previously filed shall not be counted against the number of demand registrations permitted under this paragraph 6(b).

          (e) Notwithstanding the foregoing, if the Company shall furnish to such 50.1% Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future containing the disclosure of material information required to be included therein by reason of the federal securities laws, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period during which such disclosure would be seriously detrimental, provided that this period will not exceed 30 days and provided further, that the Company shall not defer its obligation in this matter more than once in any 12 month period.

     7. (a) Whenever pursuant to paragraph 6 a registration statement relating to any Registerable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Registerable Securities covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder and such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case, to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof or (ii) made in any preliminary prospectus, but corrected in the final prospectus, as amended or supplemented.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement or any preliminary prospectus, or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. (a) The Share Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Underwriter's Warrant shall be subject to adjustment from time to time upon the happening of certain events hereinafter described; provided, however, that no adjustment shall be required in respect of the shares issuable upon exercise of the Warrants.

               (i) (x) If after the date hereof the Company shall subdivide or combine the outstanding shares of Common Stock, the Share Exercise Price shall forthwith be proportionately deceased in the case of subdivision or increased in the case of combination. (y) In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consideration, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Underwriters' Warrant immediately prior to any such events (but not the Warrant Shares) at a price equal to the product of (A) the number of shares issuable upon exercise of the Underwriters' Warrant (but not the Warrant Shares) and (B) the Share Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Underwriters' Warrant. (z) If after the date hereof and prior to the exercise and expiration of the Underwriters' Warrant the Company shall declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution or dividend consisting solely of shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Underwriters' Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Underwriters' Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holders were the owners of the shares of Common Stock underlying the Underwriters' Warrant (but not the Warrant Shares). As the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Paragraph 8 (a)(i)(z).

               (ii) Whenever the Share Exercise Price is adjusted pursuant to subparagraph 8(a)(i), or the Warrant Exercise Price is adjusted pursuant to paragraph 8(b), the number of shares of Common Stock or Warrants, as the case may be, issuable upon exercise of this Underwriter's Warrant shall simultaneously be adjusted to the nearest full whole number by multiplying the number of shares of Common Stock or Warrants, as the case may be, issuable upon exercise of this Underwriter's Warrant by the Share Exercise Price or Warrant Exercise Price, as the case may be, in effect on the date hereof and dividing the product so obtained by the Share Exercise Price or Warrant Exercise Price, as adjusted.

               (iii) Notwithstanding anything to the contrary no adjustment in the Share Exercise Price or Warrant Exercise Price shall be required (a) in the event of the sale of the Company's securities in a future bona fide underwritten public offering; or (b) if the amount of such adjustment shall be less than five cents ($0.05) in the Share Exercise Price; provided, however, that any adjustments which by reason of this subparagraph (iii)(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this paragraph 8(a) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8(a) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Share Exercise Price or Warrant Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock or Warrants, or any subdivision, reclassification or combination thereof, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants issuable upon exercise of the Underwriter's Warrant).

               (iv) Whenever the Exercise Prices are adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Prices and the adjusted number of shares of Common Stock, Warrants or other securities purchasable upon exercise of the Underwriter's Warrant to be mailed to the Holder, at the addresses listed on the books of the Company, and shall cause a certified copy thereof to be mailed to the Company's transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (v) If after the date hereof, as a result of an adjustment made pursuant to the provisions of this paragraph 8, the Holder shall become entitled to receive any securities of the Company, other than Common Stock and the Warrants, the exercise price and number of such other securities so receivable upon exercise of the Underwriter's Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs 8(a), inclusive of this paragraph (v).

     8. (b) In the event of an adjustment in the Share Exercise Price and the number of Shares of Common Stock issuable upon the exercise of the Underwriter's Warrant, pursuant to paragraph 8(a), then there shall be a proportional adjustment in the Warrant Exercise Price and the number of Warrants issuable upon the exercise of the Underwriter's Warrant.

     9. This Agreement shall be governed by and in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, INTERCORP EXCELLE INC. has caused this Underwriter's Warrant to be signed by its duly authorized officers, and this Underwriter's Warrant to be dated as of the date first above written.

                              INTERCORP EXCELLE INC.




                              By:  ---------------------------

                                   Name:
                                   Title:

                                    PURCHASE FORM

              (To be signed only upon exercise of Underwriter's Warrant)

       The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ____________ Shares of INTERCORP EXCELLE INC., no par value per share, and/or ____________ Common Stock Purchase Warrants to purchase one (1) share of Common Stock, and herewith makes payment of $_______________ therefor (or hereby surrenders and delivers that portion of the Underwriter's Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Underwriter's Warrant)), and requests that the certificates for shares of Common Stock and/or Warrants be issued in the name(s) of, and delivered to __________, whose address(es) is (are):




Dated:________________, 19___


                         -------------------------
                         Signature


                         --------------------------
                         (Print name under signature)
                         (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant).

                         --------------------------
                         (Insert Social Security or Other Identifying Number of Holder)

                                  FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such
                       holder desires to transfer the Warrant)


     FOR VALUE RECEIVED
                       ----------------------------------------
hereby sells, assigns and transfers unto
                                        ------------------------------------
                    (Please print name and address of transferee)



this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant on the books of INTERCORP EXCELLE INC., with full power of substitution.


Dated:
      ---------------------

                              -----------------------------
                              Signature




                              -----------------------------

                              (Print name under signature)
                              (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant.)



                              -----------------------------
                              (Insert Social Security or Other Identifying
                              Number of Holder)